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                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                               IMPSAT CORPORATION

                                   ARTICLE I

                                     Offices


        Section 1. Principal Office. The principal office of IMPSAT Corporation (the "Corporation") shall be in the City, County and State designated in the Certificate of Incorporation of the Corporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation").

        Section 2. Other Offices. The Corporation also may have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                                  Stockholders

        Section 1. Time and Place of Meeting. Meetings of the stockholders shall be held at such times and at such places, within or without the State of Delaware, as shall be determined by the Board of Directors.

        Section 2. Annual Meetings. Annual meetings of stockholders, at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than ninety (90) days before the date of the meeting.

        Section 3. Special Meetings. Except as provided in: (i) the Securityholders Agreement dated as of March 19, 1998 among the Corporation and certain other parties thereto, for so long as it remains in force and effect (as supplemented and amended from time to time, the "Securityholders Agreement");
(ii) the Shareholders Agreement dated as of March 10, 1999 among the Corporation and certain other parties thereto, for so long as it remains in force and effect (as supplemented and amended from time to time, the "Shareholders Agreement");
or (iii) in the Certificate of Incorporation, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the Directors then serving.
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Business transacted at special meetings shall be confined to the purposes stated
in the notice of the meeting.

        Section 4. Notice. Written or printed notice stating the place, day and hour of any stockholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the stockholder at his or her address as it appears on the stock transfer books of the Corporation.

        Section 5. Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

        Section 6. List of Stockholders. The officer or agent of the Corporation having charge of the stock transfer books for stocks of the Corporation shall make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of voting stocks held by, each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the location for the meeting as specified in the notice for such meeting and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie


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evidence as to who are the stockholders entitled to examine such list of transfer books or to vote at any meetings of stockholders.

        Section 7. Nominations and Stockholder Business.


               (i) To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be either (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (y) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (z) otherwise brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in Section 5 of this
        Article II, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 7.

               (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder under this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty-five (45) days nor more than one hundred (100) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year's annual meeting, then notice by the stockholder to be timely must be delivered not later than the close of business ninety (90) days prior to the annual meeting or ten (10) days following the day on which the date of the meeting is publicly announced, whichever is later. Such stockholder's notice must set forth
        (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (y) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made (I) the name


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        and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (II) the number of shares of the Corporation which are owned (beneficially or of record) by such stockholder and such beneficial owner, (III) a description of all arrangements or understandings between such stockholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder and of such beneficial owner in such business, and (IV) a representation that such stockholder or its agent or designee intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

               (iii) Notwithstanding anything in this Section 7 to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least forty-five (45) days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders, then a stockholder's notice required by this
        Section 7 will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business ten (10) days following the day on which such public announcement is first made by the Corporation.

               (iv) Only such business may be conducted at a special meeting of stockholders as has been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (x) by or at the direction of the Board of Directors or (y) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice required by this Section 7, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 7. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by this Section 7 is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than one hundred and twenty (120) days prior to such special meeting and not later than the close of business ninety (90) days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, whichever is later.

               (v) Only those persons who are nominated in accordance with the procedures set forth in this Section 7 will be eligible for election as directors at any meeting of stockholders. Only business brought before the meeting in accordance with the procedures set forth in this Section 7 may be conducted at a meeting of stockholders. The chairman of the meeting has the power and duty to


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        determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective proposal shall be disregarded.

               (vi) For purposes of this Section 7, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

               (vii) Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 may be deemed to remove any obligation of stockholders to comply with the requirements of Rule 14a-8 under the Exchange Act with respect to proposals requested to be included in the Corporation's proxy statement pursuant to said Rule 14a-8.


        Section 8. Quorum. The holders of a majority of the issued and outstanding stock and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Certificate of Incorporation or by the General Corporation Law of the State of Delaware (herein called the "Act"); provided, however, that in the case of a meeting of stockholders pertaining to a particular class of capital stock or as to any matter on which such class of stock is entitled to vote separately from any other class of stock, the holders of a majority of the issued and outstanding stock of such class, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any such meeting. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is constituted, the stockholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of stockholders as to leave less than a quorum.

        Section 9. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stockholders present or represented by proxy at such meeting and entitled to vote shall be the act of the stockholders; provided, however, that when a quorum is present at any meeting of stockholders pertaining to a particular class of capital stock or as to any matter on which such class of stock is entitled to vote separately from any other class of stock, the vote of the holders of a majority of the issued and outstanding stock of such class present in person or represented by proxy, shall be the act


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of the stockholders of such class of stock. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for stock having voting power held by such stockholder, except to the extent that the voting rights of the stock of any class or classes are limited or denied by the Certificate of Incorporation. At each election for directors every stockholder shall be entitled to vote, in person or by proxy, the number of shares of stock owned by him for as many persons as there are directors to be elected and for whose election he or she has a right to vote. Cumulative voting is not permitted by the Certificate of Incorporation and, hence, is prohibited. Every proxy must be executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. Stock registered in the name of another corporation may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provisions, as the board of directors of such corporation may determine. Stock held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy without a transfer of such stock into his or her name. Stock standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote the stock held by him without a transfer of such stock into his or her name as trustee. Stock standing in the name of a receiver may be voted by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without being transferred into his or her name, if such authority is contained in an appropriate order of the court that appointed the receiver. A stockholder whose stock is pledged shall be entitled to vote such stock until the stock has been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total amount of outstanding stock at any given time.

        Section 10. Presence at Meetings by Means of Communication Equipment; Action by Unanimous Consent. Stockholders may participate in and hold a meeting of such stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at an annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

        Section 11. Inspectors of Election. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors of election and may


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designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate so appointed shall be willing or able to serve, the chairman of the meeting shall appoint the necessary inspector of elections. Each inspector so appointed, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall: (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each; (b) determine the shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots; (c) count and tabulate all votes and ballots;
(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots; and (f) do such acts as are proper to conduct the election or vote with fairness to all stockholders. The date and time of the opening and closing of the polls for each matter upon which stockholders will vote at a meeting shall be announced at the meeting, and no ballots, proxies or votes, nor any revocations thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. No director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be stockholders.

                                  ARTICLE III

                                    Directors

        Section 1. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than ten (10) or more than fourteen (14); provided, however, that for as long as each such Agreement remains in force and effect, the Securityholders Agreement and the Shareholders Agreement shall prescribe the number and method of election, removal and replacement with respect to the directors of the Corporation referred to therein. Until otherwise fixed by resolution of the Board of Directors, the number of directors shall be the number stated in the Certificate of Incorporation of the Corporation. No decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III or in the Certificate of Incorporation, and each director shall hold office until (i) his or her successor is elected and qualified, (ii) he or she dies, (iii) he or she resigns, or (iv) he or she is removed. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

        Section 2. Vacancies. Subject to other provisions of this Section, the Certificate of Incorporation and except as otherwise provided in the Securityholders Agreement or the Shareholders Agreement, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 10 of this Article
III. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by


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reason of an increase in the number of directors shall be filled by unanimous vote of the existing directors. Except as otherwise provided in the Securityholders Agreement or the Shareholders Agreement, stockholders holding a majority of the issued and outstanding stock entitled to vote may, at any time, terminate the term of office of all or any of the directors, with or without cause, by a vote at any annual or special meeting, or by written statement, signed by the holders of all of such stock, and filed with the Secretary or, in his or her absence, with any other officer; provided, however, that (i) the term of office of any director elected by holders of Series A Stock or Series A Common Shares (each as defined in the Securityholders Agreement) may only be terminated in the manner provided herein by a majority of the issued and outstanding stock of such class that has elected such director and (ii) the term of office of any director nominated by the Purchaser (as defined in the Shareholders Agreement) may only be terminated by the Purchaser in the manner provided for in the Shareholders Agreement. Such removal shall be effective immediately upon such stockholder action even if successors are not elected simultaneously, and the vacancies on the Board of Directors caused by such action shall be filled only by election by the stockholders.

        Section 3. General Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things, as are not by the Act, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders

        Section 4. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 5. Annual Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw in conjunction with and at the same place as the annual meeting of stockholders. In the event such meeting is not held at the time and place specified in the preceding sentence, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of notice signed by all the directors.

        Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held without special notice at such time and at such place as shall from time to time be determined by the Board of Directors.

        Section 7. Special Meetings. Special meetings of the Board of Directors may be called by, or at the request of, the Chairman or Vice Chairman of the Board of Directors, or the President and shall be called by the Secretary on the written request of a majority of the incumbent directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

        Section 8. Notice of Special Meetings. Notice of any special meetings shall be given at least forty-eight (48) hours previous thereto if given either personally (including written notice delivered personally (including by telecopy) or telephone notice) or by


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telegram, and at least one hundred twenty (120) hours previous thereto if given by written notice mailed to each director at the address of his or her business or residence. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        Section 9. Waiver of Notice. Any Director may waive notice of any meeting, as provided in Article IV, Section 2, of these Bylaws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        Section 10. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed by
Article III, Section 1, of these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

        Section 11. Committees. The Board of Directors by resolution passed by a majority of the whole Board may designate committees (other than an Executive Committee), each committee to consist of two or more directors, one of whom shall be designated as Chairman and shall preside at all meetings of such committee, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. At any meeting of the committee a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. Such committee or committees shall have such name or names as may be designated by the Board of Directors. All other such committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

        Section 12. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, however, that any director nominated by either the holders of Series A Preferred Stock and Series A Common Shares (as each such term is defined in the Securityholders Agreement) or the Purchaser shall be entitled to reimbursements in respect of any expenses incurred by such director in his or her capacity as such. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving


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compensation therefor. Members of any committee may, by resolution of the Board of Directors, be allowed like compensation of attending meetings.

        Section 13. Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of a committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

        Section 14. Presence at Meetings by Means of Communication Equipment. Members of the Board of Directors of the Corporation or any committee designated by the Board of Directors may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV

                                     Notices

        Section 1. Form of Notice. Whenever under the provisions of the Act, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, and no provision is made as to how such notice shall be given, such notice shall be given in writing, by mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books of the Corporation, provided, that such notice as is required to be given to any director also may be given either personally (including written notice delivered personally or telephone notice) or by telegram. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid.

        Section 2. Waiver. Whenever any notice is required to be given to any director or stockholder of the Corporation under the provisions of the Act, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.


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                                   ARTICLE V

                                    Officers

         Section 1. General. The elected officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Secretary, a Chief Financial Officer and a Treasurer. The Board of Directors by resolution may also appoint one or more Assistant Secretaries, and such other officers and assistant officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any two or more offices may be held by the same person.

         Section 2. Election. The Board of Directors shall elect and appoint the officers to fill the positions designated in Section 1 of this Article V. The Board of Directors may appoint such other officers and agents as it shall deem necessary and may determine the salaries, powers and duties of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. Except as set forth in the Certificate of Incorporation, the Securityholders Agreement or the Shareholders Agreement, any officer elected or appointed by the Board of Directors may be removed for or without cause, at any time by a majority vote of the whole Board when in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointments of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         Section 3. Chairman of the Board. The Chairman of the Board shall be a director of the Corporation and shall preside at all meetings of the stockholders and Board of Directors. The Chairman of the Board shall have general supervision of the affairs of the Corporation and general control of all of its business or businesses.

         Section 4. Vice Chairman of the Board. The Vice Chairman of the Board shall be a director of the Corporation and shall be subordinate only to the Chairman of the Board, the Executive Committee and the Board of Directors. The Vice Chairman of the Board shall, in the absence of the Chairman, preside at all meetings of the Board of Directors and stockholders of the Corporation. The Vice Chairman of the Board shall assist the Chairman of the Board with the general supervision of the affairs of the Corporation and the general control of all of its business or businesses and the Vice Chairman of the Board shall perform such duties and services in connection therewith as shall be assigned to or required of the Vice Chairman of the Board from time to time by the Chairman of the Board and Board of Directors.

         Section 5. President. The President shall have active control of the operations and business or businesses of the Corporation, subordinate only to the Chairman of the Board and the Board of Directors. The President shall have authority to execute bonds, deeds, contracts in the name of the Corporation and to affix the corporate seal thereto;

and, in general, to exercise all the power usually appertaining to the office of President of a corporation, except as otherwise provided in these Bylaws. The President shall perform such other duties and services as shall be assigned to or required of the President from time to time by the Chairman of the Board and Board of Directors.

         Section 6. Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents, shall perform all such duties and services as shall be assigned to or required of them from time to time by the Chairman of the Board, Board of Directors or President.

         Section 7. Secretary and Assistant Secretaries. The Secretary shall have charge of the seal of the Corporation and have authority to affix the same to any instrument requiring it, and when so affixed, it shall be attested by the Secretary's signature or by the signature of an Assistant Secretary, which may be in facsimile. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. The Secretary shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of the Secretary of a corporation. Assistant Secretaries, in the order of their seniority unless otherwise determined by the Board of Directors, shall assist the Secretary, and in the absence, unavailability or disability of the Secretary, perform the duties and exercise the powers of the Secretary.

         Section 8. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall have active control of and shall be responsible for all matters pertaining to the finances of the Corporation. The Chief Financial Officer shall perform such other duties and services as shall be assigned to or required of the Chief Financial Officer from time to time by the Chairman of the Board, Executive Committee, Board of Directors and the President.

         Section 9. Treasurer. The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall cause to be recorded a statement of all receipts and disbursements of the Corporation in order that proper entries may be made in the books of account. The Treasurer shall have the power to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange, or other commercial paper payable to the Corporation, and to give proper receipts or discharges for payments to the Corporation.

         Section 10. Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

                                   ARTICLE VI

                         Certificates Representing Stock

         Section 1. Form of Certificates. The Corporation shall deliver certificates representing all stock to which stockholders are entitled. Certificates representing stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the name of the registered holder; the number, class of stock and the designation of the series, if any, which said certificate represents; and either the par value of the stocks or statement that the stock is without par value. Each certificate shall also set forth on the back thereof, a full or summary statement of matters required by the Act or the Certificate of Incorporation to be described on certificates representing the stock and shall contain a statement on the face thereof referring to the matters set forth on the back thereof. Certificates shall be signed by the Chairman of the Board or the President or any Vice President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may be adopted, nevertheless, by the Corporation and issued and delivered as though the person or persons who or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

         Section 2. Restrictions on Transferability of Stock. In the event any restriction on the transfer, or registration of the transfer of stock, shall be imposed or agreed to, by the Corporation, as permitted by law, each certificate representing stock so restricted shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or shall conspicuously state on the face or back of the certificate that such restriction exists pursuant to a specified document and that the Corporation will furnish to the holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document.

         Section 3. Lost Certificates. The Corporation may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate or certificates, the officers of the Corporation, in their discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and give the

Corporation a bond in such form, in such sum, and with such surety or sureties as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Transfer of Shares. Stock shall be transferable on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney. Subject to any restrictions on transfer set forth in the Certificate of Incorporation of the Corporation, these Bylaws, the Securityholders Agreement, the Shareholders Agreement or any other agreement among stockholders to which the Corporation is a party or has notice, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books

         Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the holder of record of any stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VII

                    Indemnification of Directors and Officers

         Section 1. Indemnification.

         (A) Subject to the conditions and limitations of this Article VII and the Corporation's Certificate of Incorporation, the Corporation shall, to the fullest extent permitted by the Act as it may then be in effect, indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative or investigative, whether predicated on foreign, federal, state or local law, and whether formal or informal (collectively, "actions") by reason of his or her status as, or the fact that he or she is or was or has agreed to become, a director or officer (an "executive") of the Corporation or of an affiliate, and as to acts performed in the course of the executive's duty to the Corporation or to an affiliate, against expenses, fees, costs and charges, including, without limitation, attorneys' fees and disbursements (collectively, "expenses"), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the executive in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, in connection with the investigation, defense, settlement or appeal of such action), no matter by whom brought; provided, that it is not determined pursuant to Section 2 of this Article VII or by the court before which such action was brought, that:

                  (i) the executive did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and its stockholders,

                  (ii) the executive engaged in criminal conduct, and had no reasonable cause to believe his or her conduct was lawful; or

                  (iii) the executive engaged in fraudulent or intentional misconduct in the performance of his or her duty to the Corporation.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         (B) Subject to the conditions and limitations of this Article VII and the Certificate of Incorporation, the Corporation shall, to the fullest extent permitted by the Act as it may then be in effect, indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to, any threatened, pending or completed action by reason of his or her status as, or the fact that he or she is or was or has agreed to become an executive of the Corporation or of an affiliate, and as to acts performed in the course of the executive's duty to the Corporation or to an affiliate, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action; provided, that

                  (i) it is not determined pursuant to Section 2 of this Article VII or by the court before which such action was brought, that the executive did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and its stockholders; and

                  (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall be deemed proper.

         (C) To the extent the executive has been successful on the merits or otherwise in connection with any action referred to in Section 1(A) or (B) of this Article VII, no matter by whom brought (including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such action where the executive does not pay, incur or assume any material liability), or in connection with any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses reasonably incurred by or on behalf of him in connection therewith. The Corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Section 4 of this Article VII) to the executive (or to such other person or entity as the executive may designate in writing to the Corporation) upon the executive's written request therefor without regard to the provisions of Section 2 of this Article VII.

         (D) Notwithstanding the provisions of Section 1(A)(ii), and 1(A)(iii), no executive shall be indemnified by the Corporation for monetary damages incurred by the executive pursuant to an action brought by or in the right of the Corporation to procure a judgment in its favor (sometimes hereinafter referred to as a "derivative action") or an action brought by a stockholder of the Corporation if it is determined pursuant to Section 2 of this Article VII, or by the court before which such action was brought:

                  (i) the executive materially breached his or her duty of loyalty to the Corporation or its stockholders;

                  (ii) the executive committed material acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of the law;

                  (iii) the executive engaged in any material willful or negligent conduct in paying dividends or repurchasing stock of the Corporation out of other than lawfully available funds; or

                  (iv) the executive derived an improper personal benefit from any transaction, unless such improper personal benefit is determined to be immaterial in light of all of the circumstances of such action.

         (E) If the executive is or was serving as an executive, trustee, fiduciary, employee or agent of an employee benefit plan or similar plan the Corporation shall indemnify and hold harmless the executive against any and all of such reasonable amounts in the same manner and under the same conditions as set forth in Section 1(A) and (B) above.

         Section 2. Right to Indemnification: How Determined.

         (A) Except as otherwise set forth in this Section 2, any indemnification to be provided to the executive by the Corporation under Section 1 of this Article VII upon the final disposition or conclusion of an action (or a claim, issue or matter associated with such an action), unless otherwise ordered by the court before which such action was brought, shall be paid by the Corporation (net of amounts, if any, previously advanced to the executive pursuant to Section 4 of this Article VII) to the executive (or to such other person or entity as the executive may designate in writing to the Corporation) within sixty (60) days after the receipt of the executive's written request therefor, which request shall include a comprehensive accounting of amounts for which indemnification is being sought and shall reference the provision of this
Article VII pursuant to which such claim is being made.

         Notwithstanding the foregoing, the payment of the requested amounts may be denied by the Corporation if (i) the Board of Directors of the Corporation by a majority vote thereof determines that such payment, in whole or in part, would not be in the best interests of the Corporation and its stockholders and would contravene the terms and conditions of this Article VII; or (ii) a majority of the directors of the Corporation are a party in interest to such action. In either of such events, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the executive has met the applicable standard of conduct set forth in Section 1 of this Article VII and, therefore, whether indemnification is proper pursuant to this Article VII.

         Such independent determination shall be made by a panel of three arbitrators, at the option of the Corporation in Miami, Florida, New York, New York or Wilmington, Delaware, in accordance with the rules then prevailing of the American Arbitration Association or, at the option of the executive, by an independent legal counsel mutually selected by the Board of Directors and the executive (such panel of arbitrators or independent legal counsel being hereinafter referred to as the "authority").

         In any such determination there shall exist a rebuttable presumption that the executive has met such standard of conduct and is therefore entitled to indemnification pursuant to this Article VII. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

         If a panel of arbitrators is to be employed, one of such arbitrators shall be selected by the Board of Directors by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such action (or, if such quorum is not obtainable, by an independent legal counsel chosen by the Board of Directors), the second by the executive and the third by the previous two arbitrators.

         The authority shall make a determination within sixty (60) days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Corporation and the executive and, if the authority determines that the executive is entitled to be indemnified for any amounts pursuant to this Article VII, the Corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Section 4 of this Article VII), including interest thereon as provided in Section 5(C) of this Article VII, to the executive (or to such other person or entity as the executive may designate in writing to the Corporation) within ten (10) days of receipt of such opinion.

         (B) The executive may, either before or within two (2) years after a determination, if any, has been made by the authority, petition any court of competent jurisdiction to determine whether the executive is entitled to indemnification under this Article VII. Such court shall thereupon have the exclusive power to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination.

         The court shall make an independent determination of whether the executive is entitled to indemnification as provided under this Article VII, irrespective of any prior determination made by the authority; provided, however, that there shall exist a rebuttable presumption that the executive has met the applicable standard of conduct and is therefore entitled to indemnification pursuant to this Article VII. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

         If the court determines that the executive is entitled to be indemnified for any amounts pursuant to this Article VII, unless otherwise ordered by such court, the Corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Section 4 of this Article VII), including interest thereon as provided in Section 5(C) of this Article VII, to the executive (or to such other person or entity as the executive may designate in writing to the Corporation) within ten (10) days of the rendering of such determination.

         The executive shall pay all expenses incurred by the executive in connection with the judicial determination provided in this Section 2(B), unless it shall ultimately be determined by the court that he or she is entitled to be indemnified, in whole or in part, by the Corporation as authorized hereby. All expenses incurred by the executive in connection with any subsequent appeal of the judicial determination provided for in this Section 2(B) shall be paid by the executive regardless of the disposition of such appeal.

         (C) Except as otherwise set forth in this Section 2, the expenses associated with the indemnification process set forth in this Section 2, including, without limitation, the expenses of the authority selected hereunder, shall be paid by the Corporation.

         Section 3. Termination of an Action is Nonconclusive. The termination of any action, no matter by whom brought, by judgement, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the executive has not met the applicable standard of conduct set forth in Section 1 of this Article VII.

         Section 4. Advance Payment.

         (A) Expenses reasonably incurred by or on behalf of the executive in connection with any action (or claim, issue or matter associated with such action), no matter by whom brought, shall be paid by the Corporation to the executive (or to such other persons or entity as the executive may designate in writing to the Corporation) in advance of the final disposition or conclusion of such action (or claim, issue or matter associated with such action) upon the receipt of the executive's written request therefor; provided, the following conditions are satisfied:

                  (i) the executive has first requested an advance of such expenses in writing (and delivered a copy of such request to the Corporation) from each insurance carrier, to whom a claim has been reported under and insurance policy purchased by the Corporation, if any, as provided under Section 7 of this Article VII and each such insurance carrier has declined to make such an advance;

                  (ii) the executive furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has met the applicable standard of conduct set forth in Section 1 of this Article VII; and

                  (iii) the executive furnishes to the Corporation, in a form reasonably satisfactory to the Corporation, an executed written agreement to repay any advances made under this Section 4 if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation for such amounts pursuant to this Article VII.

         (B) If the Corporation makes an advance of expenses to the executive pursuant to this Section 4, the Corporation shall be subrogated to every right of recovery the executive may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

         Section 5. Partial Indemnification; Interest.

         (A) If it is determined by the authority pursuant to Section 2 of this
Article VII, or by the court before which such action was brought, that the executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any action, no matter by whom brought, the authority (or the court) shall authorize the reasonable proration of such expenses, judgements, penalties, fines and amounts incurred in settlement with respect to which indemnification is sought by the executive, among such claims, issues or matters as the authority (or the court) shall deem appropriate in light of all of the circumstances of such action.

         (B) If it is determined by the authority pursuant to Section 2 of this
Article VII or by the court before which such action was brought, that certain amounts incurred by the executive are for whatever reason unreasonable in amount, the authority (or the court) shall authorize indemnification to be paid by the Corporation to the executive for only such amounts as the authority (or the court) shall deem reasonable in light of all of the circumstances of such action.

         (C) To the extent deemed appropriate by the authority, or by the court before which such action was brought, interest shall be paid by the Corporation to the executive, at a reasonable interest rate, for amounts for which the Corporation indemnifies the executive.

         Section 6. Nonexclusivity of Agreement. The right to indemnification and advancement of expenses provided to the executive of this Article VII shall not be deemed exclusive of any other rights to which the executive may be entitled under any charter provision, bylaw, agreement, resolution, vote of stockholders or disinterested directors of the Corporation or otherwise, including, without limitation, under Section 145 of the Act as it may then be in effect, both as to acts in his or her official capacity as such executive or other employee or agent of the Corporation or of an affiliate or as to acts in any other capacity while holding such office or position, and the terms and provisions of this Article VII shall continue as to the executive if he or she ceases to be an executive or other employee or agent of the Corporation or of an affiliate, and such terms and provisions shall inure to the benefit of the heirs, executors and administrators of the executive.

         Section 7. Insurance.

         (A) The Corporation may purchase and maintain insurance on behalf of the executive against any liability asserted against him or incurred by or on behalf of him in such capacity as an executive or other employee or agent of the Corporation or of an affiliate, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII or under Section 145 of the Act as it may then be in effect. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation or the executive under this Article VII and the adoption of this
Article VII by the Corporation shall not in any way limit or affect the rights and obligations of the Corporation or of the other party or parties thereto under any such policy or agreement of insurance.

         (B) If the executive shall receive payment from any insurance carrier or from the plaintiff in any action against the executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Corporation pursuant to this Article VII, the executive shall promptly reimburse the Corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation to the executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or coinsurance payments, shall not be deemed to be payments to the executive hereunder. In addition, upon payment of indemnified amounts under this Article VII, the Corporation shall be subrogated to the executive's rights against any insurance carrier in respect of such indemnified amounts and the executive shall execute and deliver any and all instruments and documents and perform any and all other acts and deeds which the Corporation deems necessary or advisable to secure such rights. The executive shall do nothing to prejudice such rights of recovery or subrogation.

         Section 8. Witness Expenses. Upon the executive's written request, the Corporation shall pay (in advance or otherwise) or reimburse any and all expenses reasonably incurred by the executive in connection with his or her appearances as a witness in any action at a time when he or she has not been formally named a defendant or respondent to such an action.

         Section 9. Contribution.

         (A) If the indemnity provided for in Section 1 of this Article VII is unavailable to the executive for any reason whatsoever, the Corporation, in lieu of indemnifying the executive, shall contribute to the amount reasonably incurred by or on behalf of the executive, whether for judgments, fees, penalties, amounts incurred in settlement or for expenses in connection with any action, no matter by whom brought, in such proportion as deemed fair and reasonable by the authority pursuant to Section 2 of this
Article VII, or by the court before which such action was brought, taking into account all of the circumstances of such action, in order to reflect (i) the relative benefits received by the Corporation and the executive as a result of the event or transaction giving cause to such action; and (ii) the relative fault of the Corporation (and its other executives, employees and agents) and the executive in connection with such event or transaction.

         (B) The executive shall not be entitled to contribution from the Corporation under this Section 9 if it is determined pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that the executive engaged in criminal, fraudulent or intentional misconduct in the performance of his or her duty to the Corporation or otherwise violated the provisions of Section 1(C) of this Article VII.

         (C) The Corporation's payment of, and the executive's right to, contribution under this Section 9 shall be made and determined in accordance with Section 2 of this Article VII relating to the Corporation's payment of, and the executive's right to, indemnification.

         Section 10. Severability. If any provision of this Article VII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VII contravene public policy, this Article VII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid and inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended or limited, but only to the extent necessary to render the same valid and enforceable, and the Corporation shall indemnify the executive as to expenses, judgments, fines and amounts incurred in settlement with respect to any action, no matter by whom brought, to the full extent permitted by any applicable provision of this Article VII that shall not have been invalidated and to the full extent otherwise permitted by the Act as it may then be in effect.

         Section 11. Amendment and Modification. This Article VII has been adopted by the affirmative vote of a majority of the stockholders of the Corporation entitled to vote therefor and may only be altered, amended or repealed by the affirmative vote of a majority of the stockholders of each class of stock of the Corporation so entitled to vote; provided, however, that such stockholder authorization shall not be required in the event such alteration or amendment:

         (A) is made in order to conform to any amendment or revision of the Act which expands an executive's rights to indemnification thereunder or is otherwise beneficial to the executive, or

         (B) in the sole judgment and discretion of the Board of Directors of the Corporation, does not adversely affect the rights and protection of the stockholders of the Corporation.

                                  ARTICLE VIII

                               General Provisions

         Section 1. Dividends. Dividends upon the outstanding stock of the Corporation, subject to the provisions of the Act, the Certificate of Incorporation and any agreements or obligations of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in stock of the Corporation, provided that all such declarations and payment of dividends shall be in strict compliance with all applicable laws and the Certificate of Incorporation. The Board may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days nor less than ten (10) days prior to the payment of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

         Section 2. Reserves. There may be created by resolution of the Board of Directors such reserve or reserves as the Board of Directors from time to time, in its absolute discretion, deems proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other proper purposes as the Board of Directors shall deem beneficial to the Corporation, and the Board of Directors may modify or abolish any reserve in the same manner in which it was created.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 4. Seal. The Corporation shall have a seal which may be used by causing it or a facsimile thereof to be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by its proper officers.

         Section 5. Annual Statement. The Board of Directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

         Section 6. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.

         Section 7. Voting Securities Owned by Corporation. Voting securities in any other corporation held by this Corporation shall be voted by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President, unless the Board of Directors confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies with the general power of substitution.

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         Section 8. Resignation. Any director, officer, employee or agent of the
Corporation may resign by giving written notice to the Chairman of the Board or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

         Section 9. Restated Certificate of Incorporation. Notwithstanding anything to the contrary herein, if any provision contained in these Restated Bylaws is inconsistent with or conflicts with a provision of the Restated Certificate of Incorporation, such provision of these Restated Bylaws shall be superseded by the inconsistent provision in the Restated Certificate of Incorporation to the extent necessary to give effect to such provision in the Restated Certificate of Incorporation.



                                   ARTICLE IX

                              Amendments To Bylaws

         Except as set forth in the Securityholders Agreement or the Shareholders Agreement and except with respect to the amendment of any rights provided for hereunder pursuant to the Securityholders Agreement, for so long as it remains in force and effect, these Bylaws may be altered, amended, modified or repealed, or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.